Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-157848, 333-157848-01, 333-157848-02) and on Form S-8 (No. 333-137469, 333-137468, 333-136620, 333-102457, 333-102362, 333-87778, 333-75242, 333-75226, 333-75238, 333-75050, 333-103765, 333-105804 and 333-146592) of Prudential Financial, Inc. of our report dated February 25, 2011 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 25, 2011